UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
In connection with the announcement in early May 2015 to restructure its global business, McDonald’s Corporation (the “Company”) changed its reporting segments, effective July 1, 2015, from a geographic focus to segments each of which combines markets with similar characteristics, challenges and opportunities for growth, as follows:

•	U.S. - the Company’s largest segment, which accounted for more than 40% of the Company’s 2014 operating income. This segment did not change as a result of the new reporting structure.

•
International Lead Markets - established markets including Australia, Canada, France, Germany and the U.K., which we believe operate within similar economic and competitive dynamics, and offer similar growth opportunities. Collectively, these markets represented about 40% of the Company’s 2014 operating income.

•
High-Growth Markets - markets we believe have relatively higher restaurant expansion and franchising potential including China, Italy, Korea, Poland, Russia, Spain, Switzerland and the Netherlands. Together, these markets accounted for more than 10% of the Company’s 2014 operating income.

•
Foundational Markets and Corporate - the remaining markets in the McDonald’s system, each of which we believe has the potential to operate under a largely franchised model. Corporate activities will also be reported in this segment.

Management’s determination of the Company’s new reporting segments was based on its strategic priorities, and the new reporting segments reflect how management now reviews and evaluates operating performance. The new structure seeks to more closely align similar markets to better leverage their collective insights, energy and expertise to deliver a better overall experience for our customers.
Starting with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, the Company’s new reporting segments will be presented as described above. The Company will present prior periods in accordance with the change in future quarterly and annual filings.
The Company is issuing this Current Report on Form 8-K in order to provide investors with segment summary financial information and segment historical data that is consistent with its new reporting structure. The schedules in Exhibit 99.1 provide unaudited summary financial information and other data according to the new reporting segments for the previously reported years ended December 31, 2010 through 2014, the previously reported quarters in 2014, and the first two quarters for the year ending December 31, 2015.
This information in no way revises or restates the Company’s previously reported consolidated financial statements for any period. It does not change the Company's previously reported total assets, liabilities or shareholders' equity or its reported net income or earnings per share, nor does it reflect any subsequent information or events, other than as required to reflect the change in reporting segments as described above. The updated information should be read in conjunction with our previously filed reports.
This release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These statements use words such as "believe" and "potential." These forward-looking statements involve a number of risks and uncertainties. Certain factors that could cause actual results to differ materially from our expectations are detailed in the Company's reports filed with the Securities and Exchange Commission, including the information shown under Item 1A, "Risk Factors," in its most recently filed annual report on Form 10-K, as updated by the information shown under Part II, Item 1A, "Risk Factors," in its subsequently filed quarterly reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Schedule of Segment Summary Financial Information and Other Data for the years ended December 31, 2010 through 2014 and quarters ended March 31, 2014 through June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	September 18, 2015	By:	/s/ Kathy Martin
Kathy Martin
Corporate Vice President – Assistant Controller

Exhibit Index

Exhibit No. 99.1	Schedule of Segment Summary Financial Information and Other Data for the years ended December 31, 2010 through 2014 and quarters ended March 31, 2014 through June 30, 2015.